SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of July 14, 2008, between Oramed Pharmaceuticals Inc., a Nevada corporation (the "Company"), and the investors identified on the signature page hereto (each, an "Investor" and collectively the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

"Investment Amount" means, with respect to each Investor, the investment amount indicated below such Investor's name on the signature page of this Agreement and as set forth on Schedule 1.

"Per Unit Purchase Price" means $0.60.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

"Securities" means the Shares, the Warrants and the Warrant Shares.

"Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

"Short Sales" means, without limitation, all "short sales" as defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934, as amended.

"Transaction Documents" means this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Warrants" means the Common Stock purchase warrants in the form of Exhibit A.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Agreement of Sale. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the Shares and the Warrants representing such Investor’s Investment Amount as set forth opposite the Investor’s name on Schedule 1.

2.2 Payment of Purchase Price. Concurrently with the delivery of this Agreement, each Investor has delivered (by check or wire transfer) the aggregate amount of the Investor’s Investment Amount in payment for the Shares and Warrants in accordance with the instructions set forth on Schedule 2 hereof.

2.3 Delivery of Certificates. Upon Company’s receipt of each Investor’s Investment Amount, the Company shall deliver to such Investor (i) certificates evidencing the number of Shares equal to each Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor as set forth on Schedule 1 and (ii) Warrants, registered in the name of each Investor, pursuant to which such Investor shall have the right to acquire the number of shares of Common Stock equal to 50% of the number of Shares issuable to such Investor pursuant to Section 2.3(i).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

(a) Authorization; Enforcement. The Company is an entity duly organized, validly existing and in good standing under the laws of Nevada with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the applicable this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by the Company, and when delivered by the Company in accordance with terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms.

3.2  Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a) Authorization; Enforcement. Such Investor represents and warrants that (i) it is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable this Agreement and otherwise to carry out its obligations hereunder. This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms.

(b) Investment Intent. Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Investor Status. At the time such Investor was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(d) General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information. Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Investor understands that a purchase of the Securities is a speculative investment involving a high degree of risk. Such Investor is aware that there is no guarantee that such Investor will realize any gain from this investment, and that such Investor could lose the total amount of this investment. Such Investor acknowledges that it has received no representations or warranties from the Company or its employees or agents in making this investment decision other than as set forth in this Agreement.

(f) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Investor’s business and/or legal counsel in making such decision.

(g) Short Sales. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any Short Sales in the securities of the Company since the date that such Investor was first contacted regarding an investment in the Company.

(h) Residency. Such Investor is a resident of that jurisdiction specified as the address that the Investor is to receive notices hereunder on the signature pages hereto.

(i) Limitations on Transfers. Such Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three month period not exceeding specified limitations.

(j) Anti-Money Laundering Compliance. Such Investor acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, such Investor represents, warrants and agrees that, to the best of such Investor’s knowledge based upon appropriate diligence and investigation, (i) none of the cash or property that such Investor has paid, will pay or will contribute to the Company has been or shall be derived from, or related to, any activity that is deemed criminal under United States law, and (ii) no contribution or payment by such Investor to the Company, to the extent that they are within such Investor’s control, shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Such Investor agrees to promptly notify the Company if any of these representations cease to be true and accurate regarding such Investor. Such Investor further agrees to provide to the Company any additional information regarding such Investor that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. If at any time it is discovered that any of the foregoing representations is incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Company may undertake appropriate actions to ensure compliance with applicable law or regulation, including, but not limited to segregation and/or redemption of such Investor’s investment in the Company. Such Investor further understands that the Company may release confidential information about such Investor and, if applicable, any underlying beneficial owners, to proper authorities if the Company, in its sole discretion, determines that it is in the best interests of the Company in light of relevant rules and regulations under the laws set forth above.

(k) Company Reliance. Such Investor expressly acknowledges and agrees that the Company is relying upon such Investor’s representations contained in this Agreement.

ARTICLE IV.
MISCELLANEOUS

4.1 Certificates.

(a) Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Securities pursuant to an effective registration statement, or (ii) following a sale of such Shares or Warrant Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Shares or Warrant Shares are eligible for sale under Rule 144 without limitations or restrictions by virtue of a holder’s or previous holder’s status as an Affiliate. Following such time as restrictive legends are not required to be placed on certificates representing Shares or Warrant Shares pursuant to the preceding sentence, the Company will, no later than five business days following the delivery by such Investor to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Shares or Warrant Shares that is free from all restrictive and other legends.

4.2 Indemnification. Each Investor acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties that are contained herein and hereby agrees to indemnify, save and hold harmless the Company and its directors, officers, employees and counsel, from and against any and all claims or actions arising out of a breach of any representation, warranty or acknowledgment of such Investor contained in this Agreement. Such indemnification shall be deemed to include not only the specific liabilities or obligations with respect to which such indemnity is provided, but also all reasonable costs, expenses, counsel fees and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment. In addition, each Investor’s representations, warranties and indemnification contained herein shall survive such Investor’s purchase of the Securities hereunder.

4.3 Entire Agreement; Amendment. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein. This Agreement, together with the Warrants and any other instruments executed simultaneously herewith, constitute the entire agreement between the parties with respect to the subject matter hereof. All understandings and agreements heretofore between the parties with respect to the subject matter hereof are merged in this Agreement and any such instruments, which alone fully and completely expresses their agreement. This Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Agreement.

4.4 Notices. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective on (i) the date of delivery by facsimile, (ii) the business day after deposit with a nationally recognized courier or overnight service, including Express Mail, for United States deliveries or (iii) five (5) business days after deposit in the United States mail by registered or certified mail for United States deliveries. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth below such party’s signature of this Agreement or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto. The address for such notices and communications shall be as follows:

If to the Company:	Oramed Pharmaceuticals Inc.
2 Elza Street
Jerusalem, Israel 93706
Attn: Nadav Kidron
Facsimile: 972 2 566 0004

With a copy to:	Sills Cummis & Gross P.C.
One Riverfront Plaza
Newark, NJ 07102
Attn: Eliezer Helfgott
Facsimile: 973-643-6500

If to an Investor:	To the address set forth under such Investor's name
on the signature pages hereof.

4.5 Delays or Omissions. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or her or its rights hereunder or under any other agreement, instrument or document signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument or document, will be cumulative, and may be exercised separately or concurrently.

4.6 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

4.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

4.9 Survival of Warranties. The representations, warranties, covenants and agreements of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation made by an Investor or the Company.

4.10 Further Action. The parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Agreement and the intent and purposes hereof.

4.11 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

4.12 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.13 Governing Law; Venue and Waiver of Jury Trial. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada to the rights and duties of the parties. The Company and the Investors agree that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the District of Nevada (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Nevada state court in the County of Carson City) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 4.13 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

4.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ORAMED PHARMACEUTICALS INC.

/s/ Nadav Kidron
Name: Nadav Kidron
Title: Chief Executive Officer

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SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Investment Amount:

___________ Units x $0.60 per Unit = $_________________

(Each Unit consists of one Share and one half Warrant)

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser:__________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory:_________________________________________________

Email Address of Purchaser:__________________________________________________

Social Security or Taxpayer Identification Number _______________________________

Address for Notice of Purchaser:

____________________________________________
____________________________________________
____________________________________________
____________________________________________

Address for Delivery of Securities for Purchaser (if not same as above):

____________________________________________
____________________________________________
____________________________________________
____________________________________________

SCHEDULE 1

Investor	Number of Shares	Number of Warrants (50% of the Number of Shares)	Investment Amount